Exhibit 99.1

Novo Integrated Sciences, Inc. Announces Letter of Intent to Acquire U.S. Based Peripheral Neuropathy Health Care Companies

BELLEVUE, Wash., March 19, 2018 (GLOBE NEWSWIRE) – Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”, the “Company”), through its wholly-owned U.S. based subsidiary, Novomerica Health Group, Inc., a Nevada corporation, announces a signed Letter of Intent (“LOI”) to acquire Illinois Spine and Disc Institute, Ltd. (“ISDI”) and Progressive Health and Rehabilitation, Ltd. (“Progressive”), both of which are Illinois based medical care corporations devoted to the diagnosis, treatment and rehabilitation of peripheral neuropathy related spine and neck disorder.

The pending acquisition transaction definitive agreement is contemplated as a share only transaction with a closing date no later than June 1, 2018. As provided for in the LOI, Dr. Jason Y. Hui, the founder and owner of both ISDI and Progressive, is to remain as the primary operator of both ISDI and Progressive under terms and conditions to be defined in both an employee agreement and a management agreement pursuant to the regulations of the Illinois Corporate Practice of Medicine Act.

In addition, upon closing of the acquisition transaction, Dr. Hui is expected to assume the role and responsibilities as Novo Integrated Sciences’ Medical Director overseeing the implementation of all corporate wide diagnosis, treatment, rehabilitative and wellness program best practice protocols. Holding two doctorate degrees with over 350 post-doctorate hours completed, two Board Certifications and as a specialist member on the Medical Advisory Board for the American College of Physical Medicine, Dr. Hui is recognized as a leading authority in musculoskeletal rehabilitation. Dr. Hui has treated over 5,000 patients with various conditions such as headaches, neck and back pain, sciatica, fatigue, sleep problems, digestive problems, weight loss, hormonal imbalances, arthritis, Carpal Tunnel Syndrome and Fibromyalgia.

The Company’s business strategy is centered on building a network of U.S. and Canada based clinics providing both specialized primary care and multi-disciplinary primary healthcare services and products with an emphasis on pain diagnosis, treatment, rehabilitation and management through the integration of technology and medical science. The exchange of treatment strategies, product awareness and technology interfacing between Novo Integrated Sciences’ U.S. and Canadian based subsidiaries is expected to allow for optimal operational efficiencies without compromising on providing high-quality services and products.

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Effective May 9, 2017, Novo Integrated Sciences (formerly known as Turbine Truck Engines, Inc., an alternative-energy technology development enterprise) closed a Share Exchange Agreement with the shareholders of Novo Healthnet Limited (“NHL”), an Ontario province Canada corporation, making NHL a wholly-owned foreign subsidiary of Novo Integrated Sciences.

Currently, NHL provides specialized physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropodist, neurological functions, kinesiology and dental services to its clients. NHL’s multi-disciplinary primary healthcare services and protocols are directed at assessment, treatment, management, rehabilitation and prevention through its 14 corporate owned clinics, 150 affiliate clinics, retirement homes, long-term care facilities and institutional locations throughout Canada. Directly and indirectly through NHL’s contractual relationships, NHL provides specialized multi-disciplinary healthcare services to over 300,000 patients annually.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797